Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(13,784,348)
Realized Gain (Loss) on Swap Contracts	(4,701,695)
Unrealized Gain (Loss) on Market Value of Commodity Futures	4,516,378
Unrealized gain (loss) on Fair Value of Swap Contracts	4,178
Dividend Income	756,144
Interest Income	4,706,110
ETF Transaction Fees	29,000
Total Income (Loss)	$(8,474,233)

Expenses
General Partner Management Fees	$594,541
Professional Fees	178,067
Brokerage Commissions	63,157
Directors' Fees and insurance	65,817
License fees	19,818
Total Expenses	$921,400
Net Income (Loss)	$(9,395,633)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 3/1/23	$1,544,926,380
Additions (7,300,000 Shares)	461,637,762
Withdrawals (5,700,000 Shares)	(366,967,550)
Net Income (Loss)	(9,395,633)

Net Asset Value End of Month	$1,630, 200,959
Net Asset Value Per Share (24,523,603 Shares)	$66.47

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596